UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. ____)

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UNIFIED SERIES TRUST

(Name of Registrant as Specified in Its Charter)

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SILK INVEST NEW HORIZONS FRONTIER FUND

December 20, 2019

Dear Shareholder,

We are writing to inform you that the Board of Trustees (the “Board”) of Unified Series Trust (the “Trust”), on behalf of the Silk Invest New Horizons Frontier Fund (the “Fund”) has unanimously approved the modification of a fundamental investment limitation of the Fund, subject to shareholder approval. We are asking shareholders of the Fund to approve the modification of the fundamental investment limitation regarding industry concentration, which is described in the Fund’s Statement of Additional Information (the “Investment Limitation Proposal”).

As discussed in more detail in the enclosed Consent Solicitation Statement, the Board approved the modification of the fundamental investment limitation regarding industry concentration (the “Concentration Limitation”). The current Concentration Limitation is as follows:

Concentration. The Fund will not invest 25% or more of its total assets in a particular industry. This limitation is not applicable to investments in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities or repurchase agreements with respect thereto.

The proposed Concentration Limitation is as follows:

Concentration. The Fund will not invest 25% or more of its total assets in a particular industry, except that if, at the time of investment, an industry represents 20% or more of the Fund’s benchmark index, the Fund may invest up to 35% of its total assets in securities of companies in that industry. This limitation is not applicable to investments in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities or repurchase agreements with respect thereto.

With the modified Concentration Limitation, the Fund will be permitted to invest more than 25% of its assets in a particular industry, such as regional banks, when that industry represents 20% or more of the Fund’s benchmark.

The question and answer section that follows briefly discusses the Investment Limitation Proposal. The Consent Solicitation Statement itself provides greater detail about the Investment Limitation Proposal. The Board recommends that you read the enclosed materials carefully and then consent to approve the Investment Limitation Proposal.

Please complete, date and sign the enclosed written consent and return it to the Secretary of the Trust by 4:00 p.m., Eastern time, on January 27, 2020.

Thank you for your response and for your continued investment in the Fund.

Sincerely,

/s/ David R. Carson

David R. Carson
President

SILK INVEST NEW HORIZONS FRONTIER FUND

NOTICE OF SOLICITATION OF CONSENTS

This Notice of Solicitation of Consents and accompanying Consent Solicitation Statement are being furnished to you by Unified Series Trust (the “Trust”), on behalf of the Silk Invest New Horizons Frontier Fund (the “Fund”) in connection with the solicitation, on behalf of the Board of Trustees of the Trust (the “Board” or “Board of Trustees”), of written consents from the holders of the outstanding shares of the Fund to take action that requires shareholder approval.

The Board is requesting that shareholders approve the modification of the fundamental investment limitation regarding industry concentration (the “Concentration Limitation”).

Shareholders of record of the Fund at the close of business on the record date, December 3, 2019, are entitled to notice of the consent solicitation and to consent to the modification of the Concentration Limitation (the “Investment Limitation Proposal”).

Please complete, date and sign the enclosed written consent and return it to the Secretary of the Trust. To be counted, a shareholder’s properly completed written consent must be received at or before 4:00 p.m., Eastern time, on January 27, 2020, subject to extension by the Board.

The Board of Trustees unanimously recommends that shareholders CONSENT TO APPROVE the Investment Limitation Proposal. You can do so by signing and dating the enclosed consent. If you do not return the enclosed consent, the proposal may not take effect. You may revoke your consent at any time prior to the deadline for the receipt of written consents.

By Order of the Board of Trustees,

/s/ Elisabeth A. Dahl

Elisabeth A. Dahl
Secretary

December 20, 2019

Cincinnati, Ohio

Questions and Answers

We encourage you to read the full text of the enclosed Consent Solicitation Statement, but, for your convenience, we have provided a brief overview of the proposal.

Q.	Why am I receiving this Consent Solicitation Statement?

A.	Silk Invest Limited, the Fund’s investment adviser (“Silk Invest”) represented to the Board that the current Concentration Limitation prevents the Fund from being as fully invested in the banking industry as the Fund’s portfolio managers recommend. After consideration, the Board agreed that it would be in the best interests of the Fund and its shareholders to modify the Concentration Limitation. The Board approved the modification of the Concentration Limitation at its quarterly meeting in November 2019. You are receiving this Consent Solicitation Statement because the Investment Limitation Proposal requires shareholder approval in addition to the approval of the Board.

Q.	How does the modification of the Concentration Limitation affect my account with the Fund?

A.	You still own the same number of shares in the Fund and the value of your investment will not change as a result of the modification of the Concentration Limitation.

Q.	How does the modification of the Concentration Limitation affect the Fund’s investment objectives, strategies and policies?

A.	The Fund’s investment objective will remain the same and the Fund’s principal investment strategies and investment policies will remain substantially the same.

Q.	How does the Investment Limitation Proposal affect the officers of the Trust and the composition of the Board?

A.	The Investment Limitation Proposal has no impact on the officers of the Trust or the composition of the Board.

Q.	Will the Fund pay for the consent solicitation and related legal costs?

A.	No. Silk Invest has agreed to bear these costs.

Q.	What will happen if shareholders do not approve the Investment Limitation Proposal?

A.	If shareholders holding a majority of the outstanding shares of the Fund do not consent to approve the Investment Limitation Proposal, Silk Invest will continue to manage the Fund with the current Concentration Limitation in place, but will not be able to invest the Fund’s portfolio in a manner that Silk Invest believes would be most beneficial to the Fund and its shareholders.

Q.	What is the Board’s recommendation?

A.	After careful consideration, the Board unanimously recommends that shareholders consent to approve the Investment Limitation Proposal.

silk invest new horizons frontier FUND

225 Pictoria Drive, Suite 450

Cincinnati, OH 45246

CONSENT SOLICITATION STATEMENT

This Consent Solicitation Statement is being provided to you in connection with the solicitation of written consents of the shareholders of Silk Invest New Horizons Frontier Fund (the “Fund”), a series of Unified Series Trust (the “Trust”), to approve the modification of the Fund’s fundamental investment limitation regarding industry concentration (the “Concentration Limitation”), which is described in the Fund’s Statement of Additional Information (the “Investment Limitation Proposal”).

The Board of Trustees of the Trust (the “Board” of “Board of Trustees”), on behalf of the Fund, decided to seek shareholder approval of the Investment Limitation Proposal by written consent, rather than by calling a special meeting of shareholders, because the Fund had a limited number of shareholders as of the close of business on December 3, 2019 (the “Record Date”). The Trust’s Declaration of Trust (the “Declaration of Trust”) provides that any action to be taken by shareholders may be taken without a meeting and by written consent.

It is expected that the Notice, this Consent Solicitation Statement and the Consent of Shareholder will be mailed to shareholders on or about December 20, 2019.

BACKGROUND TO PROPOSAL

Silk Invest Limited, the Fund’s investment adviser (“Silk Invest”), represented to the Board that the current Concentration Limitation prevents the Fund from being as fully invested in the banking industry as the Fund’s portfolio managers recommend. The Fund’s benchmark index, the MSCI Frontier Markets Index, and each of a group of mutual funds that Silk Invest considers comparable to the Fund (the “Peers”), had banking industry weights within the range of 24% to 47% as of October 31, 2019.

Silk Invest represented to the Board that it believes its inability to concentrate in industries that represent a significant portion of the Fund’s benchmark index may negatively impact the Fund’s performance. Currently, the portfolio managers do not have the flexibility to invest more than 25% in the banking industry, whereas its Peers have the ability to invest, and are investing, significantly more than that. At times when the portfolio managers deem investments in the banking industry to be attractive, the Concentration Limitation may force them to invest in less attractive alternatives. Therefore, Silk Invest requested that the Board approve a modification of the Concentration Limitation to permit the Fund to invest up to 35% of its assets in a particular industry if, at the time of investment, the industry represents 20% or more of the Fund’s benchmark index.

Silk Invest believes that this Investment Limitation Proposal would give the portfolio managers useful flexibility to position the Fund’s portfolio by reference to the relative weightings of the important industries represented within the Fund’s benchmark index. While it should be recognized that concentration in one or more industry sectors can expose the Fund to greater risk should those sectors underperform, Silk Invest is of the view that it is important to have the flexibility to concentrate in those industry sectors that represent 20% or more of the index.

After consideration, the Board agreed that it would be in the best interests of the Fund and its shareholders to modify the Concentration Limitation. The Board approved the modification of the Concentration Limitation at its quarterly meeting in November 2019. You are receiving this Consent Solicitation Statement because the Investment Limitation Proposal requires shareholder approval in addition to the approval of the Board.

PROPOSAL 1: APPROVE THE MODIFICATION OF THE CONCENTRATION LIMITATION

Shareholders are being asked to approve the Investment Limitation Proposal. Under the Investment Limitation Proposal, the 25% limitation on investment in any particular industry will be modified to allow up to 35% concentration in an industry if that industry represents 20% or more of the Fund’s benchmark index. The Board unanimously has approved the modification of the Concentration Limitation and has approved submitting the Investment Limitation Proposal to shareholders of the Fund for approval.

Concentration Limitation

The Fund’s current Concentration Limitation, included in the Investment Limitations section of the Fund’s Statement of Additional Information, is as follows:

Concentration. The Fund will not invest 25% or more of its total assets in a particular industry. This limitation is not applicable to investments in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities or repurchase agreements with respect thereto.

The Fund’s portfolio managers and the Board of Trustees believe it is in the best interests of the Fund and its shareholders to allow the Fund to invest more than 25% of the Fund’s total assets in securities of companies in any industry that represents 20% or more of the Fund’s benchmark index. Accordingly, the Board of Trustees is requesting that the shareholders of the Fund approve the adoption of the following modified Concentration Limitation:

Concentration. The Fund will not invest 25% or more of its total assets in a particular industry, except that if, at the time of investment, an industry represents 20% or more of the Fund’s benchmark index, the Fund may invest up to 35% of its total assets in securities of companies in that industry. This limitation is not applicable to investments in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities or repurchase agreements with respect thereto.

Additional Information Regarding Changes to the Fund’s Investment Strategies and Policies, Officers and Board Composition

There will be no changes to the Fund’s Investment Strategies, the Trust’s officers or the composition of the Board. The Concentration Limitation policy would be modified as described above. In addition, the following Industry Concentration Risks disclosure would be added to the Fund’s prospectus:

Industry Concentration Risks. The Fund may invest up to 35% of its total assets in the securities of companies in any one industry if, at the time of investment, that industry represents 20% or more of the MSCI Frontier Markets Index. At any time the Fund has such a concentration of investments in a single industry group, it will be particularly vulnerable to adverse economic, political, and other factors that affect that industry group. Investment opportunities in many frontier market countries may be concentrated in the banking industry. In many frontier markets, banks are among the largest publicly-traded companies and their securities are among the most widely traded. The banking industry is a comparatively narrow segment of the economy generally, including in frontier market countries, and therefore the Fund may experience greater volatility than portfolios investing in a less-concentrated fashion or a broader range of industries. Issuers in the banking industry may be subject to additional risks such as increased competition within the industry, or changes in legislation, or government regulations affecting the industry. The value of the Fund’s shares may be particularly vulnerable to factors affecting the banking industry, such as the availability and cost of capital funds, changes in interest rates, the rate of corporate and consumer debt defaults, extensive government regulation, and price competition. Such risks may be magnified with respect to securities of issuers in frontier markets.

Interest of Certain Persons in the Proposal

The Board of Trustees is aware of no persons who may be deemed to have an interest in the Investment Limitation Proposal.

Board Approval and Recommendation

Based on all of the information considered, the Board concluded that the modification of the Concentration Limitation is in the best interests of the Fund and its shareholders and that the approval of the Investment Limitation Proposal is in the best interests of the Fund and its shareholders.

Based on all of the foregoing, the Board recommends that shareholders of the Fund CONSENT TO APPROVE the Investment Limitation Proposal.

OTHER INFORMATION

Shares Outstanding. As of the Record Date, 3,674,204.1280 shares of the Fund were issued and outstanding and entitled to vote on the proposal.

Share Ownership Information. As of the Record Date, the officers and Trustees of the Fund, as a group, owned less than 1% of the Fund’s outstanding shares. Unless otherwise noted below, as of the Record Date, no persons owned of record or are known by the Fund to own of record or beneficially more than 5% of the Fund’s outstanding shares. Because Northern Trust as Custodian FBO Mercy Investment Services, Inc. (“Mercy”) owned 64.85% of the shares of the Fund as the Record Date, Mercy will be able to determine the outcome of the shareholder vote.

Name and Address	Number of Shares	Percent of Fund
Northern Trust as Custodian FBO/Mercy Investment Services, Inc. PO Box 92956 Chicago, IL 60675	2,382,675.3830	64.85%
Charles Schwab & Company FBO Customers 211 Main St. San Francisco, CA 94105	1,008,080.5870	27.44%

Required Vote. In order for the Investment Limitation Proposal to be approved, holders of a “majority of the outstanding voting securities” of the Fund must consent to approve Proposal 1. The term “majority of the outstanding voting securities,” as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and as used in this Consent Solicitation Statement, means the affirmative vote of more than 50% of the outstanding voting securities of the Fund. Abstentions will have the effect of a “consent withheld” on the proposal. Shareholders do not have dissenters’ rights of appraisal in connection with the proposal.

If sufficient consents are not obtained to approve the proposal, the Board will consider what other action is appropriate and in the best interests of shareholders.

Method and Cost of Consent Solicitation. Consents will be solicited by the Fund primarily by mail. The solicitation may also include telephone, facsimile, Internet or oral communication by certain officers or employees of the Fund, Silk Invest, or Ultimus Fund Solutions, LLC (“Ultimus”) (the Fund’s administrator and transfer agent), who will not be paid for these services. Any telephonic solicitations will follow procedures designed to ensure accuracy and prevent fraud, including requiring identifying shareholder information and recording the shareholder’s instruction.

Silk Invest will bear the costs of preparing, printing and mailing this Statement, and all other costs incurred in connection with the solicitation of written consents.

Copies of the Fund’s most recent annual and semi-annual reports are available without charge upon request to the Fund at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246 or by calling Ultimus Fund Solutions, LLC toll-free at 1-800-797-9745.

SERVICE PROVIDERS

Silk Invest Limited, 68 Lombard Street, London, EC3V 9LJ, serves as the investment adviser to the Fund. Ultimus, located at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, acts as the Fund’s transfer agent, fund accountant, and administrator. Ultimus Fund Distributors, LLC, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, serves as the Fund’s distributor (the “Distributor”). Ultimus is the parent company of the Distributor. Certain officers of the Fund are members of management and/or employees of the Distributor or Ultimus.

FUTURE MEETINGS; SHAREHOLDER PROPOSALS

The Fund is generally not required to hold annual meetings of shareholders and the Fund generally does not hold a meeting of shareholders in any year unless certain specified shareholder actions such as election of Trustees or approval of a new advisory agreement are required to be taken under the 1940 Act or the Fund’s Declaration of Trust and Bylaws. By observing this policy, the Fund seeks to avoid the expenses customarily incurred in the preparation of proxy material and the holding of shareholder meetings. A shareholder desiring to submit a proposal intended to be presented at any meeting of shareholders of the Fund hereafter called should send the proposal to the Secretary of the Trust at the Fund’s principal offices within a reasonable time before the solicitation of the proxies for such meeting. Shareholders who wish to recommend a nominee for election to the Board may do so by submitting the appropriate information about the candidate to the Trust’s Secretary. The mere submission of a proposal by a shareholder does not guarantee that such proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Also, the submission does not mean that the proposal will be presented at the meeting. For a shareholder proposal to be considered at a shareholder meeting, it must be a proper matter for consideration under Ohio law.

By Order of the Board of Trustees,

/s/ Elisabeth A. Dahl

Elisabeth A. Dahl
Secretary

Cincinnati, Ohio

December 20, 2019

ANNEX A

FORM OF CONSENT OF SHAREHOLDER

SILK INVEST NEW HORIZONS FRONTIER FUND

CONSENT OF SHAREHOLDER

THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned, being a shareholder of the Silk Invest New Horizons Frontier Fund (the “Fund”), (i) acknowledges receipt of the Notice of Solicitation of Consents dated December 20, 2019 and the accompanying Consent Solicitation Statement dated December 20, 2019, and (ii) votes all of its shares of the Fund in the manner designated below.

This consent, when properly executed, will be voted in accordance with the specifications made herein. If no vote is specified on an executed and returned written consent, the consent will be treated as voting all shares held of record by the shareholder to approve the proposal. If you do not return this consent form, your vote will be treated as a “no” vote.

The Board of Trustees of the Fund recommends that all shareholders CONSENT TO APPROVE the proposal. Please carefully review the Consent Solicitation Statement delivered with this consent.

Proposal 1: To approve the modification of the Fund’s Concentration Limitation.

Please specify your vote by an “X” in the appropriate space below.

Consent	[ ]	Consent Withheld	[ ]	Abstain	[ ]

Please complete, sign and date this written consent and return it to the Secretary of the Fund at or before 4:00 p.m., Eastern time, on January 27, 2020. This consent may be delivered by mail to Silk Invest New Horizons Frontier Fund, 225 Pictoria Drive, Suite 450, Cincinnati, OH 45246, Attention: Secretary, or by email to edahl@ultimusfundsolutions.com or by fax to (513) 587-3437. If the Fund does not receive a majority vote by January 27, 2020, it may allow a grace period to count votes postmarked on or before January 27, 2020 that have not been counted because they were not received by that date.

SHAREHOLDER

By:
Name:
Title:

Date:

A-1